3: Fulbright & Jaworski Document

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2006

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)
Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On March 15, 2007, DXP Enterprises, Inc., issued a press release announcing financial results for the quarterly and year period ended December 31, 2006, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press Release dated March 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

March 19, 2006 By: /s/Mac McConnell

Mac McConnell

Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Introductory Note: The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

99.1 Press Release dated March 15, 2006 regarding financial results for the quarterly period ended December 31, 2006

Exhibit 99.1 NEWS RELEASE

CONTACT: Mac McConnell

Senior Vice President, Finance

713-996-4700

www.dxpe.com

DXP ENTERPRISES ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

FOURTH QUARTER NET INCOME INCREASES 68.1%

FULL YEAR NET INCOME INCREASES 118.1%

Houston, TX, -- March 15, 2007 - DXP Enterprises, Inc. (NASDAQ: DXPE) today announced net income of $3.5 million for the fourth quarter ended December 31, 2006, with diluted earnings per share of $.61 compared to net income of $2.1 million and diluted earnings per share of $.36 for the fourth quarter of 2005. Sales increased 45% to $79.3 million from $54.7 million for the fourth quarter of last year. Sales by the four businesses acquired in 2006 accounted for $9.2 million of the sales increase. Excluding sales of the four acquired businesses, sales for the 2006 fourth quarter increased 28.2% from the 2005 fourth quarter.

For the year ended December 31, 2006, DXP reported net income of $11.9 million, with diluted earnings per share of $2.08 compared to net income of $5.5 million, with diluted earnings per share of $.94 for 2005. Sales increased 51.0% to $279.8 million for 2006 from $185.4 million for 2005. Sales by the four businesses acquired in 2006 accounted for $11.8 million of the 2006 sales increase. Excluding sales of the acquired businesses, sales increased 44.6%.

David R. Little, Chairman and Chief Executive Officer remarked, "Our Company enjoyed a very successful 2006. Our DXP Service Centers, B2B Solutions and Innovative Pumping solutions had higher year-over-year sales and profits for the year, and we enter 2007 with confidence that our strategic sales and operational plans will continue to be successful at gaining market share and increasing profits."

"I am very proud of all the contributions made by our employees in helping us deliver excellent customer service. We remain optimistic about our market conditions and our opportunities for this year. We expect 2007 to be another successful year for our Company as we expand our revenues with existing customers and expand our geographic presence for new customers."

Mac McConnell, Senior Vice President and CFO, added, "I am pleased with DXP's financial success in 2006 and specifically pleased with our ability to integrate, grow and increase profits on the acquisitions we have made over the last several years."

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. DXP provides innovative pumping solutions, integrated supply and MROP (maintenance, repair, operating and production) services that emphasize and utilize DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven creating competitive advantages for our customers.

DXP's innovative pumping solutions provide engineering, fabrication and technical design to meet the capital equipment needs of its global customer base. DXP provides solutions by utilizing manufacturer authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of their supply chain needs to DXP, so the customer can focus on his core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort by the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce cost and streamline procurement and sourcing operations.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Sales	$79,351	$54,734	$279,820	$185,364
Cost of sales	56,923	39,684	201,198	135,650
Gross profit	22,428	15,050	78,622	49,714
Selling, general and administrative expense	16,596	11,497	57,944	40,310
Operating income	5,832	3,553	20,678	9,404
Other income	413	20	651	56
Interest expense	(599)	(267)	(1,943)	(1,000)
Minority interest	(2)	29	18	155
Income before income taxes	5,644	3,335	19,404	8,615
Provision for income taxes	2,155	1,260	7,482	3,148
Net income	$ 3,489	$ 2,075	$ 11,922	$ 5,467
Per share amounts
Basic earnings per share	$ 0.68	$ 0.43	$ 2.34	$ 1.24
Diluted earnings per share	$ 0.61	$ 0.36	$ 2.08	$ 0.94

UNAUDITED CALCULATION OF EBITDA* (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Income before income taxes	$ 5,644	$ 3,335	$ 19,404	$ 8,615
Plus interest expense	599	267	1,943	1,000
Plus depreciation and amortization	894	273	1,754	990
EBITDA	$ 7,137	$ 3,875	$ 23,101	$ 10,605

*EBITDA - earnings before interest, taxes, depreciation and amortization

DXP ENTERPRISES, INC., AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts)

	December 31,
	2005	2006
ASSETS
Current assets:
Cash	$ 570	$ 2,544
Trade accounts receivable, net of allowances for doubtful accounts
of $1,835 in 2005 and $1,482 in 2006	29,279	40,495
Inventories, net	22,811	37,310
Prepaid expenses and other current assets	541	652
Federal income taxes recoverable	2,033	1,042
Deferred income taxes	968	1,087
Total current assets	56,202	83,130
Property and equipment, net	8,752	9,944
Goodwill and other intangibles, net of accumulated amortization of $538 in 2006	7,436	23,428
Other assets	530	305
Total assets	$ 72,920	$ 116,807
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ 1,358	$ 2,771
Trade accounts payable	15,919	25,706
Accrued wages and benefits	5,012	6,490
Customer advances	2,209	3,924
Federal income taxes payable	214	-
Other accrued liabilities	3,365	4,770
Total current liabilities	28,077	43,661
Long-term debt, less current portion	25,109	35,174
Deferred income taxes	115	2,242
Minority interest in consolidated subsidiary	30	12
Shareholders' equity:
Series A preferred stock	1	1
Series B convertible preferred stock	15	15
Common stock	48	51
Paid-in capital	1,894	6,147
Retained earnings	18,471	30,303
Note receivable from David R. Little, CEO	(840)	(799)
Total shareholders' equity	19,589	35,718
Total liabilities and shareholders' equity	$ 72,920	$ 116,807